Filed pursuant to Rule 424(b)(5)
Registration No. 333-285164
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 24, 2025)

$40,000,000
Common Stock

We have entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Piper Sandler & Co. (the “Sales Agent” or “Piper Sandler”) relating to the sale of shares of our common stock, par value $2.00 per share (“common stock”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Equity Distribution Agreement, we may from time to time offer and sell shares of common stock having an aggregate offering price of up to $40.0 million through Piper Sandler, acting as our sales agent.

Sales of our common stock, if any, pursuant to this prospectus supplement and the accompanying base prospectus may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific amount of securities but will act as sales agent using commercially reasonable efforts to sell on our behalf all of the shares or our common stock requested to be sold by us, consistent with normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The common stock to which this prospectus supplement relates will be offered and sold at prevailing market prices or at negotiated prices through the Sales Agent over a period of time and from time to time in transactions at then-current prices. The Sales Agent will be entitled to compensation equal to 3.00% of the gross offering proceeds of any shares of common stock sold under the Equity Distribution Agreement, as further described under “PLAN OF DISTRIBUTION” on page S-7 in this prospectus supplement. In connection with the sale of common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting discounts or commissions. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is traded on the Nasdaq Global Market under the symbol “UNB.” On May 19, 2025, the closing price of our common stock on the Nasdaq Global Market was $34.16 per share. You are urged to obtain current market prices of our common stock.

Investing in our common stock involves risk. Before making any decision to invest in our common stock, you should carefully consider the risks and uncertainties described in this prospectus supplement under “RISK FACTORS” and the risk factors discussed in our most recent Annual Report on Form 10-K and in our other periodic reports filed with the Securities and Exchange Commission (the “SEC”) and incorporated herein by reference.

The common stock offered pursuant to this prospectus supplement has not been approved or disapproved by the SEC or any state securities commission or other regulatory authority nor has the SEC, any state securities commission or other regulatory authority passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of our common stock are not savings accounts, deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Piper Sandler

The date of this prospectus supplement is May 20, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, in this prospectus supplement, the terms “Company,” “we,” “our,” “ours,” and “us” refer to Union Bankshares, Inc., a bank holding company organized under the laws of Vermont and headquartered in Morrisville, Vermont, and its wholly-owned subsidiary, Union Bank, on a consolidated basis. Union Bank is a Vermont state-chartered commercial bank with banking offices in Vermont and New Hampshire.

This document consists of two parts and is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) utilizing a “shelf registration” process. The first part of this document is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information about us and the common stock offered by this prospectus supplement and the accompanying base prospectus. Generally, when we refer to the “prospectus”, we are referring to this prospectus supplement and the accompanying base prospectus combined as one document. To the extent the information in the prospectus supplement differs from the information in the accompanying base prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock only in United States jurisdictions where offers and sales are permitted. The distribution of the prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. The prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by the prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In making your investment decision, it is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference therein. You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. You should not assume that the information that appears in this prospectus supplement, the accompanying base prospectus or any document incorporated by reference into this prospectus supplement, or the accompanying base prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

This prospectus supplement does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the Registration Statement, including its exhibits, some of which may be contained in documents subsequently filed with the SEC and incorporated by reference into the prospectus.

You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus. We have not authorized any other person to provide you with information that is different from that contained in, or incorporated by reference in, this prospectus supplement or the accompanying base prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the common stock in any jurisdiction where the offer is not permitted. You should assume that the information appearing in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus is accurate only as of their respective dates. Our business, financial condition and results of operations may have changed since those dates. This prospectus supplement supersedes the accompanying base prospectus to the extent it contains information that is different from or in addition to the information in that prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact, including those regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, future prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements can be identified by terms such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Although we believe that our plans, intentions and expectations reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These factors, many of which are beyond our control, include the following:
•interest rate risk, including the effects of rate changes by the Board of Governors of the Federal Reserve System (“FRB”) and its Federal Open Market Committee;
•changes in general business and economic conditions (including the impact of recently imposed tariffs by the U.S. Administration and foreign governments, inflation and concerns about liquidity) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans;
•fluctuations in the values of the securities held in our securities portfolio as the result of higher interest rates, which has resulted in unrealized losses in our securities portfolios;
•increased competitive pressures, including those from tax-advantaged credit unions and other financial service providers in the Company’s northern Vermont and New Hampshire market area or in the financial services industry generally, from increasing consolidation and integration of financial service providers, and from changes in technology and delivery systems;
•changes in, and evolving interpretations of, existing tax or banking laws and regulations that increase our compliance and other costs of doing business;
•increases in the level of nonperforming assets and charge-offs;
•changes in depositor behavior resulting in movement of funds out of bank deposits and into the stock market, other investment assets, or into deposits at financial institutions offering higher rates;
•new or revised accounting standards;
•the ability to successfully manage liquidity risk, which may increase the dependence on borrowed funds and non-core funding sources such as brokered deposits, and negatively impact our cost of funds;
•changes in consumer and business spending, borrowing and savings habits;
•further changes to the regulations governing the calculation of the Company’s regulatory capital ratios;
•the ability of the Company to attract, develop and retain senior management and other employees;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics;
•disruptions in financial markets caused by high profile bank failures and actual or proposed responsive measures by federal or state governments or banking regulators, including increases in our deposit insurance assessments;
•the effects of inflation and higher energy costs on our borrowers and other customers; and
•changes in trade, monetary, and fiscal policies and laws.

When evaluating forward-looking statements to make decisions about the Company and our common stock, investors should not consider the above list of factors to be a complete list of the risks or uncertainties that we face or that could emerge in the future. All forward-looking statements speak only as of the date of the document in which they are contained. We disclaim any obligation to update these forward-looking statements unless required by law, and we caution you not to place undue reliance on them.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information from this prospectus supplement and the accompanying base prospectus to help you understand this offering of our common stock. You should read this prospectus supplement and the accompanying base prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of our common stock as well as the other considerations that are important to you in making a decision about whether to invest in our common stock. You should pay special attention to the “RISK FACTORS” section of this prospectus supplement and the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2024 and the other documents incorporated by reference into this prospectus supplement, before you determine whether an investment in our common stock is appropriate for you.

Union Bankshares, Inc.

Union Bankshares, Inc. is a Vermont corporation and bank holding company for its wholly-owned subsidiary, Union Bank, a Vermont-chartered commercial bank organized and operating since 1891. Both the Company and Union Bank are headquartered in Morrisville, Vermont.

The Company has one definable business segment, Union Bank, which provides full retail, commercial, municipal banking, and asset management and trust services through its 20 banking offices and two loan centers in northern Vermont and New Hampshire. Union Bank offers a full suite of loan, deposit and wealth management and trust services to individuals and organizations. Many of Union Bank’s services are provided via the telephone, mobile devices, and online through its internet website. Union Bank seeks to make a profit for the Company while providing quality retail banking products and services to individuals and commercial banking services to small and medium sized businesses, nonprofit organizations, local municipalities and school districts within its market area.

Our income is derived principally from interest and fees on loans and earnings on other investments. Our primary expenses arise from interest paid on deposits and borrowings, salaries and wages, health insurance and other employee benefits and other general overhead expenses. Profitability depends primarily on net interest income, which is the difference between interest and dividend income on interest-earning assets and interest expense on interest-bearing liabilities. Interest-earning assets include loans, investment securities, and interest-earning deposits in banks. Interest-bearing liabilities primarily include customer deposit accounts and borrowings. Net interest income is dependent upon the level of interest rates and the extent to which such rates change, as well as changes in the volume of various categories of assets and liabilities. Profitability is also dependent on the level of noninterest income (primarily gains on sale of real estate loans and service fees), provision for credit losses, noninterest expenses and income taxes. Operations and profitability are subject to changes in interest rates, applicable statutes and regulations, general economic conditions and the competitive environment, as well as other factors beyond our control.

The Company’s and Union Bank’s principal offices are located at 20 Lower Main Street, Morrisville, Vermont 05661-0667 and our telephone number is (802) 888-6600.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the “DESCRIPTION OF COMMON STOCK WE MAY OFFER” section of the accompanying base prospectus.

Issuer:	Union Bankshares, Inc., a Vermont corporation and registered bank holding company.

Shares of Common Stock Offered by Us:	Shares of our common stock having an aggregate offering price of up to $40 million.

Manner of Offering:	“At-the-market” offering that may be made from time to time through Piper Sandler, as the Sales Agent. See “PLAN OF DISTRIBUTION” on page S-7 for more information.

Use of Proceeds:	The net proceeds of the offering will be used for general corporate purposes, which may include, without limitation, contribution to the capital of our subsidiary, Union Bank, to support its lending activities and growth. Allocations of the net proceeds from this offering for specific purposes have not been made as of the date of this prospectus supplement. The precise amounts and timing of the application of any net proceeds will depend upon our business operations and funding requirements. See “USE OF PROCEEDS” on page S-8 for more information.

Listing:	Our common stock is listed on the Nasdaq Global Market under the symbol “UNB.”

Risk Factors:	An investment in our common stock involves risks. You should carefully consider the information set forth in the section entitled “RISK FACTORS” beginning on page S-5, as well as other information included or incorporated by reference in this prospectus supplement before deciding whether to invest in our common stock.

Transfer Agent and Registrar:	Broadridge Corporate Issuer Solutions, LLC.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully read and consider the risks, uncertainties and assumptions discussed below and in Item 1A, “Risk Factors,” in our most recent annual report on Form 10-K any updated information described in our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that we file with the SEC after the date of this prospectus supplement, all of which are incorporated by reference herein and in the accompanying base prospectus. See “INFORMATION INCORPORATED BY REFERENCE” on page S-9 and “WHERE YOU CAN FIND MORE INFORMATION” on page S-10.

Risks Associated with this Offering and our Common Stock

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock would have on the market price of our common stock.

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, and the amount and timing of any resulting net proceeds, are uncertain.
Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Sales Agent. Because the timing of any sales is not known at this time and the price per share of each share sold will fluctuate based on the market price of our common stock during any sales periods, it is not possible at this stage to predict the number of shares that will be ultimately issued or the amount or timing of any net proceeds we may receive.

We will have broad discretion in the use of any net proceeds from this offering and may not use them effectively.
Our senior management will have broad discretion in the application of any net proceeds from this offering. Because of the number and variability of factors that will determine the amount and use of the net proceeds, their ultimate use may vary substantially from their currently intended use. Our senior management might not apply our net proceeds in ways that ultimately increase the value of your investment. While we expect to use the net proceeds from this offering as described under “USE OF PROCEEDS” on page S-8 we are not obligated to do so. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds in ways that enhance shareholder value, we may fail to achieve expected financial results, which could adversely affect our business, financial condition and results of operations, and cause the price of our common stock to decline.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for common stock at prices that may not be the same as the price per share in this offering. We may sell common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have voting, liquidation or other rights superior to existing shareholders. The price per share at which we sell additional common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The market price of our common stock may fluctuate significantly, and there is a limited trading volume in our common stock. This may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.
The market price of our common stock on the Nasdaq constantly changes. We expect that the market price of our common stock will continue to fluctuate and there can be no assurance about the market price for our common stock in the future. In addition, there is limited trading volume in our common stock, and we do not expect that this offering will result in a substantially more liquid market for our common stock.
Stock price volatility and the limited trading volume in our stock may make it difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control, including those described above under “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” and in our annual and other periodic reports filed with the SEC and incorporated by reference herein.
General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes, credit loss trends and federal tariff and trade policy, could also cause our stock price to decrease regardless of our operating results due to volatility and disruption of capital and credit markets.

Common stock is equity and is subordinate to our existing and future indebtedness and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.
Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock will rank junior to all of our indebtedness, including without limitation, our fixed-to-floating rate subordinated notes due 2031, and to other non-equity claims against us and our assets available to satisfy claims against us, including in the event of our liquidation. In the event of our liquidation, lenders and holders of our debt securities would receive distributions of our available assets prior to holders of our common stock. Furthermore, our right to participate in a distribution of assets upon the liquidation or reorganization of Union Bank or other subsidiaries (if any) would be subject to the prior claims of that subsidiary’s creditors, including holders of any preferred stock of that subsidiary.

We may borrow funds or issue additional debt which would be senior to our common stock as to distributions and in liquidation, and which could negatively affect the value of our common stock.
In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by all or up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, common stock or securities convertible into or exchangeable for common stock. In the event of our liquidation, our lenders and holders of our debt would receive a distribution of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate with certainty the amount, timing or nature of our future offerings and debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. In addition, the borrowing of funds or issuance of debt would increase our leverage and decrease our liquidity, and the issuance of additional equity securities would dilute the interests of our existing shareholders.

An investment in our common stock is not a deposit insured by the Federal Deposit Insurance Corporation (“FDIC”).
The shares of common stock are not savings accounts, deposits or other obligations of any of Union Bank, and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. Your investment in the Company will be subject to investment risk and you may experience a complete loss of your investment.

You may not receive dividends on the common stock.
Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Furthermore, as a bank holding company, our ability to pay dividends is subject to the guidelines of the FRB regarding capital adequacy and dividends. Dividends also may be limited as a result of safety and soundness considerations. In addition, revenues of the Company are derived primarily from dividends paid to it by Union Bank. The right of the Company and consequently the right of shareholders of the Company, to participate in any distribution of the assets or earnings of its subsidiaries, through the payment of such dividends or otherwise, is subject to the prior claims of creditors of the subsidiaries, including, with respect to Union Bank, depositors of Union Bank, except to the extent that certain claims of the Company in a creditor capacity may be recognized. The FDIC has the authority to use its enforcement powers to prohibit Union Bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law also prohibits the payment of dividends by Union Bank that will result in Union Bank failing to meet its applicable capital requirements on a pro forma basis. Payment of dividends by Union Bank is also restricted pursuant to state regulatory limitations.

Ownership of our common stock may require regulatory approval or result in adverse regulatory consequences.
We are a bank holding company regulated by the FRB. Any “company” as defined in the Bank Holding Company Act of 1956, as amended, or the “BHC Act,” owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. A holder or group of holders acting in concert may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. A company determined to control us under the BHC Act will be subject to ongoing regulation and supervision.
In addition, no person, including individuals or groups of individuals acting in concert may acquire “control” of us under the Change in Bank Control Act, or the “CBC Act,” without providing prior notice to the FRB and receiving a nonobjection from the FRB.
Further, acquisitions of our voting stock above certain thresholds may be subject to prior regulatory notice or approval under the BHC Act or the CBC Act. For example, any bank holding company or foreign bank that is subject to the BHC Act may need approval to acquire or retain more than 5% of the then outstanding shares in a class of voting stock, and any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the shares in a class of voting stock.
Under either the BHC Act or the CBC Act, a regulatory determination of “control” of a depository institution or holding company is based on all of the relevant facts and circumstances. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.

Credit and Interest Rate Risks, Operational Risks, Strategic Risks, and Economic Risks
For risks related to credit and interest rates, the economy, and our operations and strategy, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

The risks and uncertainties we have described above and those incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. The occurrence of any of these known or unknown risks, or changes in management’s assumptions in evaluating the risks we face, might cause you to lose all or part of your investment in our common stock.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with Piper Sandler, under which we may offer and sell up to $40,000,000 of our shares of common stock from time to time through Piper Sandler acting as Sales Agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by the Sales Agent by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. In addition, with our prior consent and subject to the terms we may establish, the Agent may also sell the common stock by any other method permitted by law, including privately negotiated transactions.

Each time we wish to issue and sell our shares of common stock under the Equity Distribution Agreement, we will notify the Sales Agent of the number of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Piper Sandler, unless Piper Sandler declines to accept the terms of such notice, Piper Sandler has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Equity Distribution Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the Sales Agent generally will occur on the first full business day following the date on which the sale was made. Sales of our shares of common stock in the offering generally will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

For its services as Sales Agent, we will pay Piper Sandler a commission of 3.0% of the aggregate gross sales proceeds from each sale of shares our common stock sold pursuant to the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Piper Sandler for the reasonable and documented fees and disbursements of its legal counsel, (i) payable upon execution of the Equity Distribution Agreement, in an amount not to exceed $100,000 in connection with the Equity Distribution Agreement, the Registration Statement, this prospectus supplement and accompanying base prospectus, and (ii) thereafter, $15,000 for each quarter beginning with the third quarter of 2025. In accordance with the Financial Industry Regulatory Authority, Inc. Rule 5110 these reimbursed fees and expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Piper Sandler under the terms of the Equity Distribution Agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of the shares.

Piper Sandler will provide written confirmation to us no later than the open of the Nasdaq Global Market on the trading day immediately following each day on which our shares of common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares sold on that day, the volume-weighted average price of the shares sold and the proceeds to us of such shares, net of the sales commission.

In connection with the sale of our shares of common stock on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Piper Sandler will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Sandler against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Piper Sandler may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Equity Distribution Agreement and (ii) the termination of the Equity Distribution Agreement as permitted therein. We and Piper Sandler may each terminate the sales agreement at any time upon specified prior notice.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement is filed as an exhibit to the Company’s current report on Form 8-K dated May 20, 2025 filed under the Exchange Act and incorporated by reference in this prospectus supplement. (See “INFORMATION INCORPORATED BY REFERENCE” on page S-9.)

Piper Sandler and its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us, for which services they have received, and may in the future receive, customary fees. In the course of its business, Piper Sandler may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Piper Sandler may at any time hold long or short positions in such securities. However, neither Piper Sandler nor its affiliates will engage in transactions in our common stock that are intended to stabilize or maintain the market price of our common stock.
A prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Piper Sandler, and Piper Sandler may distribute the prospectus supplement and the accompanying base prospectus electronically.

USE OF PROCEEDS

We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of the proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold.
We expect to use the net proceeds from the sale of the securities for our general corporate purposes, which may include, among other purposes, contribution to the capital of our subsidiary, Union Bank, to support its lending, investing and other banking activities; to repay indebtedness; and to support or fund acquisitions and other strategic initiatives and activities permissible for bank holding companies.
Pending the application of the net proceeds, we may invest the proceeds in short-term obligations.

EXPERTS

The consolidated financial statements of Union Bankshares, Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been audited by Berry Dunn, McNeil, and Parker, LLC, independent certified public accountants, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of the Company’s common stock offered by this prospectus will be passed upon for the Company by Primmer Piper Eggleston & Cramer PC, Burlington, Vermont.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to incorporate by reference into this prospectus supplement and accompanying base prospectus information and reports that we file with it. This means that we may disclose important information to you by referring you to another document filed separately with the Commission. It also means that information and reports that we subsequently file with the Commission will automatically update and supersede information contained in our earlier-filed reports and in this prospectus supplement and the accompanying base prospectus. This prospectus supplement incorporates by reference the documents which are listed below that the Company has previously filed with the Commission. These documents contain important information about the Company, including our business, financial condition and results of operations.

The following documents previously filed by us with the Commission under the Exchange Act are incorporated by reference into this Registration Statement:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 25, 2025;
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 14, 2025;
•Our Current Reports on Form 8-K, filed with the Commission on January 15, 2025, February 6, 2025, April 7, 2025, April 16, 2025, May 1, 2025, May 19, 2025 and May 20, 2025 (other than portions of those reports deemed not to be filed);
•Portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024; and
•The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and accompanying base prospectus all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of filing of our Registration Statement containing this prospectus and prior to the termination of the offering and the filing of a post-effective amendment to our Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement or accompanying base prospectus, except as so modified or superseded. The information relating to us contained in this prospectus supplement and accompanying base prospectus should be read together with the information contained in any documents incorporated by reference herein.

We will provide to you without charge a copy of any or all of the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this prospectus supplement or accompanying base prospectus. Requests should be made in writing or by telephone, directed to:
Chief Financial Officer
Union Bankshares, Inc.
20 Lower Main Street
P.O. Box 667
Morrisville, Vermont 05661
(802) 888-6600.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the Commission are available to the public through the SEC’s website, at http://www.sec.gov.

We also make available free of charge on our website, at http://www.ublocal.com, the documents that we file with the SEC as soon as reasonably practicable after they are filed electronically with the Commission. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus, and you should not consider such information as part of this prospectus supplement or accompanying base prospectus.

This prospectus is part of a Registration Statement that we filed with the SEC and does not contain all of the information in the Registration Statement. The full Registration Statement, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus supplement and accompanying base prospectus and may be obtained from the SEC or us, as noted above.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 24, 2025

PROSPECTUS

$50,000,000

UNION BANKSHARES, INC.

Common Stock

We may offer and sell from time to time any number of shares of our common stock, $2.00 par value per share, in one or more offerings, up to a maximum aggregate offering price of $50,000,000. We may offer these securities at prices and on terms described in one or more prospectus supplements.

We may offer to sell the common stock on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of common stock will describe in detail the plan of distribution for that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If agents or any dealers or underwriters are involved in the sale of the common stock, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of common stock will be disclosed in the applicable prospectus supplement and information on our sales though this offering will be contained in our periodic reports filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). For general information about the distribution of our common stock in the offering, see “PLAN OF DISTRIBUTION” on page 4.

Before you invest in any of our securities, please read carefully this prospectus, the applicable prospectus supplement and any related information, as well as any documents we incorporate by reference in this prospectus or any prospectus supplement.

Our common stock is traded on the NASDAQ Global Market under the symbol “UNB.” On February 21, 2025, the closing price of our common stock on the NASDAQ Global Market was $28.90 per share. You are urged to obtain current market prices of our common stock.

Investing in our common stock involves risk. Before making any decision to invest in our common stock, you should carefully consider the risks and uncertainties described in any prospectus supplement and in any documents incorporated by reference in this prospectus under the heading “RISK FACTORS” on page 3.

The common stock has not been approved or disapproved by the SEC or any state securities commission or other regulatory authority nor has the SEC, any state securities commission or other regulatory authority passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of our common stock are not savings accounts, deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

The date of this prospectus is __________, 2025.

PROSPECTUS SUMMARY
About this Prospectus
Unless the context otherwise requires, in this prospectus, the terms “Company,” “we,” “our,” “ours,” and “us” refer to Union Bankshares, Inc., a bank holding company organized under the laws of Vermont and headquartered in Morrisville, Vermont, and its wholly-owned subsidiary, Union Bank, on a consolidated basis. Union Bank is a Vermont state-chartered commercial bank with banking offices in Vermont and New Hampshire.

This prospectus is part of a registration statement (on Form S-3 (the “Registration Statement”) that we filed with the SEC utilizing the “shelf” registration process. Under this process, we may, from time to time, offer and sell, in one or more offerings, the common stock described in this prospectus with a total aggregate purchase price amount of up to $50,000,000. This prospectus provides you with a general description of the offering and common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, the prospectus supplement, and the information incorporated by reference in this prospectus carefully before making an investment in our common stock. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The Registration Statement that contains this prospectus, including the exhibits and the documents incorporated herein by reference, contains additional information about us and the common stock offered under this prospectus and any prospectus supplement. We will only offer and sell our common stock pursuant to this prospectus and any prospectus supplement if the SEC has declared our Registration Statement to be effective. The Registration Statement can be obtained at the Commission’s website. See “WHERE YOU CAN FIND MORE INFORMATION.”

You should rely only on the information contained in this prospectus or any prospectus supplement and those documents incorporated by reference in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained in this prospectus or any accompanying prospectus supplement. If anyone provides you with different or additional information, you should not rely on it.

This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement. This prospectus may only be used where it is legal to sell our common stock. Neither this prospectus nor any prospectus supplement is an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus nor any prospectus supplement, nor any sale made under this prospectus and any prospectus supplement will, under any circumstances, imply that information in this prospectus or any such prospectus supplement is correct as of any date after the date of such document.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers or agents and the net proceeds to be received by the Company. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

About Union Bankshares, Inc.
Union Bankshares, Inc. is a Vermont corporation and bank holding company for its subsidiary, Union Bank, a Vermont-chartered commercial bank organized and operating since 1891. Both the Company and Union Bank are headquartered in Morrisville, Vermont.

The Company has one definable business segment, Union Bank, which provides full retail, commercial, municipal banking, and asset management and trust services through its 20 banking offices and two loan centers in northern Vermont and New Hampshire. Union Bank offers a full suite of loan, deposit and wealth management and trust services to individuals and organizations. Many of Union Bank’s services are provided via the telephone, mobile devices, and online through its internet website. Union Bank seeks to make a profit for the Company while providing quality retail banking products and services to individuals and commercial banking services to small and medium sized businesses, nonprofit organizations, local municipalities and school districts within its market area.

Our income is derived principally from interest and fees on loans and earnings on other investments. Our primary expenses arise from interest paid on deposits and borrowings, salaries and wages, health insurance and other employee benefits and other general overhead expenses. Profitability depends primarily on net interest income, which is the difference between interest and dividend income on interest-earning assets and interest expense on interest-bearing liabilities. Interest-earning assets include loans, investment securities, and interest-earning deposits in banks. Interest-bearing liabilities primarily include customer deposit accounts and borrowings. Net interest income is dependent upon the level of interest rates and the extent to which such rates change, as well as changes in the volume of various categories of assets and liabilities. Profitability is also dependent on the level of noninterest income (primarily gains on sale of real estate loans and service fees), provision for credit losses, noninterest expenses and income taxes. Operations and profitability are subject to changes in interest rates, applicable statutes and regulations, general economic conditions and the competitive environment, as well as other factors beyond our control.

Our common stock is traded on the NASDAQ Global Market (“Nasdaq”) under the symbol “UNB.”

The Company’s and Union Bank’s principal offices are located at 20 Lower Main Street, Morrisville, Vermont 05661-0667 and our telephone number is (802) 888-6600.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact, including those regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements can be identified by terms such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Although we believe that our plans, intentions and expectations reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These factors, some of which are beyond our control, include the following:
•interest rate risk, including the effects of rate changes by the Board of Governors of the Federal Reserve System (“FRB”) and its Federal Open Market Committee;
•fluctuations in the values of the securities held in our securities portfolio as the result of higher interest rates, which has resulted in unrealized losses in our securities portfolios;
•increased competitive pressures, including those from tax-advantaged credit unions and other financial service providers in the Company's northern Vermont and New Hampshire market area or in the financial services industry generally, from increasing consolidation and integration of financial service providers, and from changes in technology and delivery systems;
•changes in tax or banking laws and regulations that increases our compliance and other costs of doing business;
•increases in the level of nonperforming assets and charge-offs;
•changes in depositor behavior resulting in movement of funds out of Bank deposits and into the stock market, other investment assets, or into deposits at financial institutions offering higher rates;
•new or revised accounting standards;
•the ability to successfully manage liquidity risk, which may increase the dependence on borrowed funds and non-core funding sources such as brokered deposits, and negatively impact our cost of funds;
•changes in information technology that require increased capital spending or that result in new or increased risks;
•changes in consumer and business spending, borrowing and savings habits;
•further changes to the regulations governing the calculation of the Company’s regulatory capital ratios;
•increased competitive pressures affecting the ability of the Company to attract, develop and retain senior management and other employees;
•increased cybersecurity threats;
•disruptions in financial markets caused by high profile bank failures and actual or proposed responsive measures by federal or state governments or banking regulators, including increases in our deposit insurance assessments;
•the effects of inflation and higher energy costs on our borrowers and other customers; and
•changes in trade, monetary, and fiscal policies and laws, including interest rate policies of the FRB.

When evaluating forward-looking statements to make decisions about the Company and our common stock, investors should not consider the above list of factors to be a complete list of the risks or uncertainties that we face or that could emerge in the future. All forward-looking statements speak only as of the date of the document in which they are contained. We disclaim any obligation to update these forward-looking statements unless required by law, and we caution you not to place undue reliance on them.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully read and consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any updates described in our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future, together with information in this prospectus or prospectus supplement, and any other information incorporated by reference into this prospectus or any prospectus supplement. See “INFORMATION INCORPORATED BY REFERENCE” and “WHERE YOU CAN FIND MORE INFORMATION.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. The occurrence of any of these known or unknown risks, or changes in management’s assumptions in evaluating the risks we face, might cause you to lose all or part of your investment in our common stock.

DESCRIPTION OF THE COMMON STOCK WE MAY OFFER

Below is a summary of our common stock that we may offer for sale in the offering. The description below and in any prospectus supplement does not contain all of the information that may be important or of use to you in evaluating whether to invest in our common stock. You should refer to the provisions of the actual documents whose terms are summarized below and in any prospectus supplement, and to the Vermont Business Corporation Act (the “VT BCA”), because those documents and statutory provisions, and not the summary below, define your rights as a holder of our common stock. For more information, please review those documents, which are or will be filed with the SEC and will be available as described in the sections of this prospectus captioned “INFORMATION INCORPORATED BY REFERENCE” and “WHERE YOU CAN FIND MORE INFORMATION.”

Authorized Capital Stock. We have only one authorized class of capital stock, consisting of 7,500,000 shares of common stock, $2.00 par value per share.

NASDAQ Listing. Our common stock is traded on Nasdaq under the trading symbol "UNB."

Voting Rights. Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to vote of shareholders, including election of directors. In order for shareholder action to be taken on a matter, a quorum must be present, consisting of a majority of the shares of common stock outstanding and entitled to vote on the matter. Unless a larger vote is required by law or by our Amended and Restated Articles of Association, a matter submitted to a vote of the shareholders is deemed to be approved if more votes are cast in favor of the matter than against. Abstentions and broker non-votes are disregarded for purposes of determining whether the requisite vote has been achieved.

Election of Directors. All of our directors are elected by a plurality of the shares of common stock voted in the election at a meeting at which a quorum is present. Our shareholders do not have the right to cumulate their votes in the election of directors.

Dividends. Holders of our common stock are entitled to dividends in such amount and at such times as the Board of Directors may declare from time to time, in its discretion, out of funds legally available for distribution. Because the Company has no substantial independent sources of income at the holding company level, payment of dividends by the Company depends upon our receipt of dividends from our subsidiary, Union Bank. Applicable banking laws could restrict the payment of dividends by Union Bank in some circumstances.

Liquidation. In the event of liquidation, dissolution or winding up of the Company, the holders of our common stock would be entitled to share ratably in all assets remaining after payment of all of our debts and other liabilities.

Non-Assessable Shares. The shares of our common stock are not subject to liability for capital calls or other assessments, nor for any statutory or other liabilities of the Company.

No Conversion, Redemption or Preemptive Rights. Holders of our common stock do not have conversion, sinking fund or redemption rights, nor do they have any preemptive rights to subscribe for additional shares of our common stock or other securities, in the event additional shares or other securities are authorized in the future.

No Preferential Rights. All shares of our common stock have equal dividend, distribution, liquidation and other rights and have no preference or special rights over any other shares of our common stock.

Antitakeover Provisions. Our Amended and Restated Articles of Association provide that certain business combinations with a substantial shareholder or its affiliates require approval by the affirmative vote of the holders of at least 67% of our outstanding common stock. A substantial shareholder is one who together with its affiliates owns 5% or more of our outstanding common stock. Our Board of Directors has the right to override the 67% vote requirement in any particular transaction. If the Board chose to override the 67% vote, it could require only the percentage vote that would otherwise be required under the VT BCA, which is ordinarily (but not always) a majority of the outstanding common stock.
The effect of these provisions may be to discourage attempts to acquire control of the Company without direct negotiation with our Board and to enhance the Board's bargaining position in any such negotiations or its ability to resist a hostile takeover attempt entirely, as it may deem advisable in the circumstances.
The 67% vote requirement in our Amended and Restated Articles of Association may only be amended by the affirmative vote of at least 67% of our outstanding common stock.

Transfer Agent. The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Brentwood, New York.

Limitation of Director Liability. Our Amended and Restated Articles of Association provide that a director of the Company will not have any personal liability to the Company or our shareholders for money damages for any action taken, or any failure to take action, solely as a director, based on a failure to discharge his or her duties under Section 8.30 of the VT BCA, except for any of the following:
•the amount of any improper financial benefit received by the director;
•liability resulting from intentional reckless infliction of harm on the Company or our shareholders;
•a violation of the director's statutory duty not to authorize or consent to unlawful distributions; of intentional or reckless acts.

PLAN OF DISTRIBUTION
We may sell our common stock:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods or any other method permitted by law.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be made from time to time in one or more transactions:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or

•at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restriction and will describe the terms of the offering, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation; and
•any discounts and commissions to be allowed or paid to dealers.

Any common stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance

We or our agents may engage in at the market offerings into the Nasdaq trading market in accordance with Rule 415(a)(4) under the Securities Act.

If any underwriters or agents are used in the sale of the common stock in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the common stock in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term defined in the Securities Act, may then resell such common stock to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for our general corporate purposes, which may include, among other purposes, contribution to the capital of our subsidiary, Union Bank, to support its lending, investing and other banking activities; to repay indebtedness; and to support or fund acquisitions and other strategic initiatives and activities permissible for bank holding companies.

The prospectus supplement with respect to an offering of common stock may identify different or additional uses for the proceeds of that offering.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to invest the proceeds in short-term obligations.

EXPERTS

Our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 incorporated into this prospectus and our Registration Statement on Form S-3 by reference to such Annual Report have been so incorporated in reliance upon the report of Berry Dunn, McNeil, and Parker, LLC, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of the Company’s common stock offered by this prospectus will be passed upon for the Company by Primmer Piper Eggleston & Cramer PC, Burlington, Vermont.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to incorporate by reference into this prospectus information and reports that we file with it. This means that we may disclose important information to you by referring you to another document filed separately with the Commission. It also means that information and reports that we subsequently file with the Commission will automatically update and supersede information contained in our earlier-filed reports and in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents which are listed below that the Company has previously filed with the Commission. These documents contain important information about the Company, including our business, financial condition and results of operations.

The following documents previously filed by us with the Commission under the Exchange Act are incorporated by reference into this Registration Statement:
(a)Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 26, 2024.
(b)Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 filed with the Commission on May 14, 2024, August 9, 2024, and November 14, 2024, respectively;
(c)Our Current Reports on Form 8-K filed with the Commission on January 17, 2024, February 1, 2024, April 17, 2024, May 2, 2024, May 16, 2024, July 18, 2024, August 1, 2024, September 5, 2024, October 16, 2024, November 7, 2024, November 21, 2024, December 18, 2024, January 15, 2025 and February 6, 2025 (other than portions of the documents deemed not to be filed);
(d)The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of filing of our Registration Statement containing this prospectus and prior to the termination of the offering and the filing of a post-effective amendment to our Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.

We will provide to you without charge a copy of any or all of the documents incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this prospectus or any prospectus supplement. Requests should be made in writing or by telephone, directed to: Chief Financial Officer, Union Bankshares, Inc. 20 Lower Main Street, P.O. Box 667, Morrisville, Vermont 05661, (802) 888-6600.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the Commission are available to the public through the SEC’s website, at http://www.sec.gov.

We also make available free of charge on our website, at http://www.ublocal.com, the documents that we file with the SEC as soon as reasonably practicable after they are filed electronically with the Commission. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information as part of this prospectus or any prospectus supplement.

This prospectus is part of a Registration Statement that we filed with the SEC and does not contain all of the information in the Registration Statement. The full Registration Statement, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus and may be obtained from the SEC or us, as noted above.

$40,000,000

Common Stock

Prospectus Supplement

Piper Sandler

May 20, 2025